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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Dyntek, Inc. and Subsidiaries on Form S-3 of our report dated August 26, 2004, which appears on page 19 of the annual report on Form 10-K of DynTek, Inc. for the year ended June 30, 2004 and to the reference to our Firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  MARCUM & KLIEGMAN LLP

New York, New York
November 15, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM